Exhibit 10.43

CAMERON INTERNATIONAL CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

Effective Date:  [      ], 2011

1.Purpose.  As an additional incentive and inducement to you to remain in the employment of the Company or one of its direct or indirect subsidiaries and to acquire an ownership position in the Company, thereby aligning your interests with those of the Company and its stockholders, the Company hereby grants to you, the “Optionee”, the option to purchase common stock of the Company from the Company at the times and upon the terms and conditions set forth on the attached Notice of Grant of Stock Options and Option Agreement (the “Agreement”).  If Optionee completes, signs, and returns one copy of this Agreement to the Company in Houston, Texas, U.S.A., this Agreement will become effective as of [      ], 2011.

2.Terms Subject to the Plan.  The Agreement is expressly subject to the terms and provisions of the Company's 2005 Equity Incentive Plan (the "Plan"), a copy of which is attached hereto, and in the event there is a conflict between the terms of the Plan and the Agreement, the terms of the Plan shall control.

3.Purchase Price.  The purchase price of the Shares of the Company’s common stock subject to the Agreement shall be $[      ] per Share.

4.Vesting.  The Option granted pursuant to the Agreement (“Option”) may be exercised, in whole or in part, but only as to the number of Shares as to which the right to exercise has vested at the time of exercise, during the period beginning [     ], 2012 (one year from the date on which it was granted), and ending [     ], 2021 (ten years from the date on which Option was granted.)

5.Exercise of Option.  The Option granted herein may be exercised as to vested Shares, in whole or in part, from time to time by the Optionee by giving written notice to the Secretary of the Company on or prior to the date on which the Option terminates.  Such notice shall identify the Option and specify the number of whole Shares that the Optionee desires to purchase.  Any notice of exercise shall be in a form substantially similar to the form attached hereto.  Payment of the purchase price of the Shares that the Optionee desires to purchase shall be tendered in full at the time of giving notice by (i) cash, check, or bank draft payable and acceptable to the Company (or the equivalent thereof acceptable to the Company), (ii) Shares theretofore owned and held by the Optionee for more than six months, (iii) a combination of cash and Shares theretofore owned and held by the Optionee for more than six months,  or (iv)  the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the exercise price.  The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the Company to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.  The notice shall state a requested delivery date for the Share certificate or certificates at least fifteen days after the delivery of such notice; provided, however, that if the Optionee is exercising any Option granted pursuant to this Agreement in connection with a broker's transaction described in 5(iv) above, such notice shall state a requested date of delivery to the broker of such Share certificate or certificates which shall be no later than five business days after delivery of such notice or such greater or lesser time as may be required or permitted by law.

6.Shares Subject to Listing and Registration.   The Option granted herein shall be subject to the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any applicable state or federal law.  This Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained free of any conditions not reasonably acceptable to the Board of Directors.

7.Changes in the Company's Capital Structure.  The number of Shares subject to the Option and the price per Share payable upon exercise of the Option shall be subject to the provisions of the Plan relating to adjustments to corporate capitalization, provided; however, that in the event of any reorganization, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split or other similar change in corporate structure affecting the Shares subject to the Option, the Option shall be appropriately adjusted to reflect such change, but only so far as is necessary to maintain the proportionate interest of the Participant and preserve, without exceeding, the value of such Option.

8.Covenant Not To Compete, Solicit or Disclose Confidential Information.

(a)The Optionee acknowledges that the Optionee is in possession of and has access to confidential information, including material relating to the business, products or services of the Company and that he or she will continue to have such possession and access during employment by the Company.  The Optionee also acknowledges that the Company’s business, products and services are highly specialized and that it is essential that they be protected, and, accordingly, the Optionee agrees that as partial consideration for the Option granted herein that should the Optionee engage in any “Detrimental Activity,” as defined below, at any time during his or her employment or during a period of one year following his or her termination the Company shall be entitled to: (i) cancel any un-exercised portion of the Option; (ii) recover from the Optionee the value of any portion of the Option that has been exercised; (iii) seek injunctive relief against the Optionee; (iv) recover all damages, court costs, and attorneys’ fees incurred by the Company in enforcing the provisions of this Option grant, and (v) set-off any such sums to which the Company is entitled hereunder against any sum which may be owed the Optionee by the Company.

(b)“Detrimental Activity” for the purposes hereof, other than with respect to involuntary termination without cause, termination in connection with or as a result of a “Change of Control” (as defined in Section 10(b) hereof), or termination following a reduction in job responsibilities, shall include: (i) rendering of services for any person or organization, or engaging directly or indirectly in any business, which is or becomes competitive with the Company; (ii) disclosing to anyone outside the Company, or using in other than the Company’s business, without prior written authorization from the Company, any confidential information including material relating to the business, products or services of the Company acquired by the Optionee during employment with the Company; (iii) soliciting, interfering, inducing, or attempting to cause any employee of the Company to leave his or her employment, whether done on Optionee’s own account or on account of any person, organization or business which is or becomes competitive with the Company, or (iv) directly or indirectly soliciting the trade or business of any customer of the Company.  “Detrimental Activity” for the purposes hereof with respect to involuntary termination without cause, termination in connection with or as a result of a “Change of Control”, or termination following a reduction in job responsibilities, shall include only part (ii) of the preceding sentence.

9.Termination of Employment.

(a)If the Optionee’s employment terminates, for reasons other than cause (as defined below), at age 60 or older and the Optionee has at least ten years of service with the Company, any unvested shares shall continue to vest according to the terms of the Option except that if such termination occurs within one year from grant date, the number of shares that will continue to vest shall be reduced to be proportionate to that portion of the year between grant date and termination date; and the Optionee shall have the right to exercise the Option at any time within the lesser of: (i) the term of the option, or (ii) a three (3) year period commencing on the day next following such termination; and

(b)If the Optionee is an Executive Officer age 65 or older with at least ten years of service with the Company and the Optionee’s employment terminates, for reason other than cause (as defined below), or death or “long-term” disability (as defined below), any unvested shares shall continue to vest according to the terms of the Option and the Optionee shall have the right to exercise the Option according to the terms of the Option; and

(c)If the Optionee’s employment terminates by reason of death or “long-term disability”, as defined below, of the Optionee, the Option shall vest in full, and the Optionee or his/her personal representatives, heirs, legatees or distributees shall have the right to exercise the Option granted hereunder at any time within the lesser of:  (1) the term of the Option or, (ii) a three (3) year period commencing on the date next following such termination.  For purposes of this Stock Option Agreement, “long-term disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; and

(d)If the Optionee’s employment terminates by reason of a workforce reduction, any unvested Shares shall continue to vest according to the terms of the option, except that, unless the Optionee is an Executive Officer, age 65 or older and has at least ten years service with the Company at time of termination, if such termination occurs within one year from grant date, the number of shares that will continue to vest shall be reduced to be proportionate to that portion of the year between the grant date and termination date; and the Optionee shall have the right to exercise the Option granted hereunder at any time within the lesser of: (i) the term of the Option, or (ii) a three(3) year period commencing on the day next following such termination; and

(e)If the Optionee’s employment terminates voluntarily other than as provided for in Sections (a), (b), (c) or (d) above, or as a result of involuntary termination other than for cause or as provided for in Sections (c) and (d) above, no additional Shares shall vest for the benefit of the Optionee after the termination date, and the Option shall be exercisable by the Optionee, with respect to those Shares which had already vested only, within a three (3) month period after such termination or the term of the Option, whichever is less, but only to the extent it was exercisable immediately prior to the date of termination; and

(f)If the Optionee’s employment is terminated for “cause”, the Option shall terminate and no longer be exercisable for either the vested or the unvested Shares.  For purposes of the Option, “cause” shall mean the Optionee has (1) engaged in gross negligence or willful misconduct in the performance of his  or her duties and responsibilities respecting his or her position with the Company, (2) willfully refused, without proper legal reason, to perform the duties and responsibilities respecting his or her position with the Company, (3) breached any material policy or code of conduct established by the Company and affecting the Optionee, (4) engaged in conduct that Optionee knows or should know is materially injurious to the Company, (5) been convicted of a felony or a misdemeanor involving moral turpitude, or (6) engaged in an act of dishonest or impropriety which materially impairs the Optionee’s effectiveness in his or her position with the Company; and

(g)In the event of any reorganization, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split or other similar change in corporate structure affecting the shares subject to the stock option grant, the grant shall be appropriately adjusted to reflect such change, but only in so far as is necessary to maintain the proportionate interest of the holder of the grant and preserve, without exceeding, the value of such a grant.

10.Change of Control.

(a)Notwithstanding Section 11.2 of the Plan, upon a “Change of Control” of the Company, the Option granted hereunder shall immediately and fully vest and become fully exercisable.

(b)“Change of Control” for the purposes of this Option, shall mean the earliest date on which:

(i)

any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; or

(ii)

individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board shall from and after such election be deemed to be a member of the Incumbent Board; or

(iii)

a merger or consolidation involving the Company or its stock, or an acquisition by the Company, directly or indirectly or through one or more subsidiaries, of another entity or its stock or assets in exchange for the stock of the Company unless, immediately following such transaction less than 50% of the then outstanding voting securities of the surviving or resulting corporation or entity will be (or is) then beneficially owned, directly or indirectly, by all or substantially of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such transaction (treating, for purposes of determining whether the 50% continuity test is met, any ownership of the voting securities of the surviving or resulting corporation or entity that results from a stockholder’s ownership of the stock of, or their ownership interest in, the corporation or other entity with which the Company is merged or consolidated as not owned by persons who were beneficial owners of the Company’s outstanding voting securities immediately prior to the transaction).

(iv)	a tender offer or exchange offer is made and consummated by a Person other than the Company for the ownership of 20% or more of the voting securities of the Company then outstanding; or

(v)

all or substantially all of the assets of the Company are sold or transferred to a Person as to which (a) the Incumbent Board does not have authority (whether by law or contract) to directly control the use or further disposition of such assets and (b) the financial results of the Company and such Person are not consolidated for financial reporting purposes.

Anything else in this definition to the contrary notwithstanding, no Change of Control shall be deemed to have occurred by virtue of any transaction which results in the Participant, or a group of Persons which includes the Participant, acquiring more than 20% of either the combined voting power of the Company’s outstanding voting securities or the voting securities of any other corporation or entity which acquires all or substantially all of the assets of the Company, whether by way of merger, consolidation, sale of such assets or otherwise.

11.Employment.  This Agreement is not an employment agreement.  Nothing contained herein shall be construed as creating any employment relationship.

12.Notices.  All notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by mailing the same by registered or certified mail postage prepaid, to the other party.  Notice given by mail as below set out shall be deemed delivered at the time and on the date the same is postmarked.

Notices to the Company should be addressed to:

Cameron International Corporation

1333 West Loop South, Suite 1700

Houston, Texas 77027

Attention:  Corporate Secretary

Telephone:  713-513-3322

13.Definitions.  All undefined capitalized terms used herein shall have the meanings assigned to them in the Plan.

14.Successors and Assigns.  Subject to the provisions of Paragraph 9 hereof, this Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Optionee and the successors and assigns of the Company.  This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.   In no event shall an Option granted hereunder be voluntarily or involuntarily sold, pledged, assigned or transferred by the Optionee other than:  (i) by will or the laws of descent and distribution; or (ii) pursuant to the qualified domestic relations order (as defined by the Internal Revenue Code); or (iii) with respect to Awards of nonqualified stock options, by transfer by an Optionee to a member of the Optionee’s Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Optionee and members of his Immediate Family.  However, any Award transferred shall continue to be subject to all terms and conditions contained in the Award Agreement.

15.Tax Withholding.

(a)With respect to the cash payment under the Plan, Optionee agrees that as a condition to the exercise of the Option granted hereunder, any cash payment shall be reduced by, or shall include such additional amount required to be paid or withheld with respect thereto under all applicable federal, state and local taxes and any other law or regulation that may be in effect as of the date of each such payment (“Tax Amounts”).

(b)With respect to issuance of Shares pursuant to the exercise of the Option granted hereunder, no issuance shall be made until appropriate arrangements have been made for the payment of any Tax Amounts that may be required to be paid or withheld with respect thereto, and such arrangements can be accomplished by:

(i)

directing the Company to retain Shares (up to the Optionee’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award;

(ii)	payment of the Required Tax amounts to the Company; or

(iii)

if Optionee is a current employee or Director of the Company, the Optionee may satisfy the obligation for payment of the required Tax Amounts by tendering previously acquired Shares (either actually or by attestation, valued at their then “Fair Market Value” as defined by the Plan) that have been owned for a period of at least six months (or such other period necessary to avoid accounting charges against the Company’s earnings).

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